CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Roge Partners Funds and to the use of our report dated August 11, 2005 on the financial statements and financial highlights of the Roge Partners Fund, a series of shares of the Roge Partners Funds.   Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

                                                                                            /S/      TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

October 26, 2005